                                                                    Exhibit 20.1

                         Chase Manhattan Bank USA, N.A.
                      Monthly Certificateholder's Statement

                         Chase Credit Card Master Trust
                                  Series 1996-2

                                                                                                 Distribution Date:   5/17/2004

Section 5.2 - Supplement                                          Class A         Class B       Collateral           Total
---------------------------------------------------------------------------------------------------------------------------------

(i)    Monthly Principal Distributed                                      0.00           0.00           0.00                0.00

(ii)   Monthly Interest Distributed                               2,740,833.33     160,416.67      71,944.44        2,973,194.44
       Deficiency Amounts                                                 0.00           0.00                               0.00
       Additional Interest                                                0.00           0.00                               0.00
       Accrued and Unpaid Interest                                                                      0.00                0.00

(iii)  Collections of Principal Receivables                      84,266,578.26   4,787,873.76   6,703,023.27       95,757,475.29

(iv)   Collections of Finance Charge Receivables                  6,933,146.43     393,928.77     551,500.28        7,878,575.48

(v)    Aggregate Amount of Principal Receivables                                                               35,386,976,188.99

                                              Investor Interest 550,000,000.00  31,250,000.00  43,750,000.00      625,000,000.00
                                              Adjusted Interest 550,000,000.00  31,250,000.00  43,750,000.00      625,000,000.00

                                                  Series
       Floating Investor Percentage                       1.77%         88.00%          5.00%          7.00%             100.00%
       Fixed Investor Percentage                          1.77%         88.00%          5.00%          7.00%             100.00%

(vi)   Receivables Delinquent (As % of Total Receivables)
               Current                                                                                                    95.91%
               30 to 59 days                                                                                               1.16%
               60 to 89 days                                                                                               0.94%
               90 or more days                                                                                             1.99%
                                                                                                                  --------------
                                            Total Receivables                                                            100.00%

(vii)  Investor Default Amount                                    2,899,427.10     164,740.18     230,636.25        3,294,803.53

(viii) Investor Charge-Offs                                               0.00           0.00           0.00                0.00

(ix)   Reimbursed Investor Charge-Offs/Reductions                         0.00           0.00           0.00                0.00

(x)    Net Servicing Fee                                            458,333.33      26,041.67      36,458.33          520,833.33

(xi)   Portfolio Yield (Net of Defaulted Receivables)                                                                      9.05%

(xii)  Portfolio Supplemented Yield                                                                                        9.56%

(xiii) Reallocated Monthly Principal                                                     0.00           0.00                0.00

(xiv)  Closing Investor Interest (Class A Adjusted)             550,000,000.00  31,250,000.00  43,750,000.00      625,000,000.00

(xv)   LIBOR                                                                                                            1.10000%

(xvi)  Principal Funding Account Balance                                                                                    0.00

(xvii) Accumulation Shortfall                                                                                               0.00

(xviii)Principal Funding Investment Proceeds                                                                                0.00

(xix)  Principal Investment Funding Shortfall                                                                               0.00

(xx)   Available Funds                                            6,474,813.09     367,887.11     515,041.95        7,357,742.15

(xxi)  Certificate Rate                                               5.98000%       6.16000%       1.85000%

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


       By:
               -----------------------------
       Name:   Patricia M. Garvey
       Title:  Vice President

                         Chase Manhattan Bank USA, N.A.
                      Monthly Certificateholder's Statement

                         Chase Credit Card Master Trust
                                  Series 1996-3

                                                                                                 Distribution Date:   5/17/2004

Section 5.2 - Supplement                                          Class A         Class B       Collateral           Total
---------------------------------------------------------------------------------------------------------------------------------

(i)    Monthly Principal Distributed                                      0.00           0.00           0.00                 0.00

(ii)   Monthly Interest Distributed                               2,434,132.89     141,813.47      53,892.46         2,629,838.82
       Deficiency Amounts                                                 0.00           0.00                                0.00
       Additional Interest                                                0.00           0.00                                0.00
       Accrued and Unpaid Interest                                                                      0.00                 0.00

(iii)  Collections of Principal Receivables                      63,120,723.11   3,586,385.57   5,021,129.91        71,728,238.59

(iv)   Collections of Finance Charge Receivables                  5,193,342.66     295,074.71     413,120.24         5,901,537.61

(v)    Aggregate Amount of Principal Receivables                                                                35,386,976,188.99

                                             Investor Interest  411,983,000.00  23,408,000.00  32,772,440.86       468,163,440.86
                                             Adjusted Interest  411,983,000.00  23,408,000.00  32,772,440.86       468,163,440.86

                                             Series
       Floating Investor Percentage            1.32%                     88.00%          5.00%          7.00%              100.00%
       Fixed Investor Percentage               1.32%                     88.00%          5.00%          7.00%              100.00%

(vi)   Receivables Delinquent (As % of Total Receivables)
               Current                                                                                                      95.91%
               30 to 59 days                                                                                                 1.16%
               60 to 89 days                                                                                                 0.94%
               90 or more days                                                                                               1.99%
                                                                                                                ------------------
                                              Total Receivables                                                            100.00%

(vii)  Investor Default Amount                                    2,171,844.87     123,399.62     172,766.01         2,468,010.49

(viii) Investor Charge-Offs                                               0.00           0.00           0.00                 0.00

(ix)   Reimbursed Investor Charge-Offs/Reductions                         0.00           0.00           0.00                 0.00

(x)    Net Servicing Fee                                            343,319.17      19,506.67      27,310.37           390,136.20

(xi)   Portfolio Yield (Net of Defaulted Receivables)                                                                        9.05%

(xii)  Portfolio Supplemented Yield                                                                                         10.58%

(xiii) Reallocated Monthly Principal                                                     0.00           0.00                 0.00

(xiv)  Closing Investor Interest (Class A Adjusted)             411,983,000.00  23,408,000.00  32,772,440.86       468,163,440.86

(xv)   LIBOR                                                                                                              1.10000%

(xvi)  Principal Funding Account Balance                                                                                     0.00

(xvii) Accumulation Shortfall                                                                                                0.00

(xviii)Principal Funding Investment Proceeds                                                                                 0.00

(xix)  Principal Investment Funding Shortfall                                                                                0.00

(xx)   Available Funds                                            4,850,023.49     275,568.05     385,809.87         5,511,401.41

(xxi)  Certificate Rate                                                7.09000%       7.27000%       1.85000%

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

       By:
               --------------------------------------
       Name:   Patricia M. Garvey
       Title:  Vice President